Radisson Hotel Group Americas Combined Financial Statements December 31, 2021 and 2020 Exhibit 99.1

Radisson Hotel Group Americas Index December 31, 2021 and 2020 Page(s) Report of Independent Auditors 1–2 Combined Financial Statements Balance Sheets 3 Statements of Operations and Comprehensive Loss 4 Statements of Changes in Net Parent Investment 5 Statements of Cash Flows 6 Notes to Financial Statements 7–29

PricewaterhouseCoopers LLP, 45 South, 7th Street, Suite 3400, Minneapolis, MN 55402 T: (612) 596 6000, www.pwc.com/us Report of Independent Auditors To the Board of Directors and Management of Radisson Hospitality, Inc. Opinion We have audited the accompanying combined financial statements of Radisson Hotel Group Americas (the “Company”), a carve-out of Radisson Holdings, Inc., which comprise the combined balance sheets as of December 31, 2021 and 2020, and the related combined statements of operations and comprehensive loss, of changes in net parent investment and of cash flows for the years then ended, including the related notes (collectively referred to as the “combined financial statements”). In our opinion, the accompanying combined financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America. Basis for Opinion We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Combined Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. Emphasis of Matter As discussed in Note 1 to the combined financial statements, the Company changed the manner in which it accounts for leases in 2021. Our opinion is not modified with respect to this matter. Responsibilities of Management for the Combined Financial Statements Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error. In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date the financial statements are available to be issued. Auditors’ Responsibilities for the Audit of the Combined Financial Statements Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material

2 if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements. In performing an audit in accordance with US GAAS, we: Exercise professional judgment and maintain professional skepticism throughout the audit. Identify and assess the risks of material misstatement of the combined financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements. Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed. Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the combined financial statements. Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit. Minneapolis, Minnesota August 11, 2022

Radisson Hotel Group Americas Combined Balance Sheets December 31, 2021 and 2020 The accompanying notes are an integral part of these combined financial statements. 3 (in USD thousands) 2021 2020 Assets Current assets Cash and equivalents 187,825$ 154,080$ Receivables (net of allowance of $17,689 and $16,990, respectively) 32,098 29,268 Receivables from related party, net - 14,802 Short-term notes receivable from related party - 50,000 Prepaid expenses and other 18,770 12,494 Income taxes receivable 228 - Total current assets 238,921 260,644 Property, equipment, and improvements, net 119,627 124,233 Right of use assets 88,858 - Intangible assets, net 262,645 283,554 Investments in uncombined affiliates 149 149 Long-term notes receivable 28,816 28,308 Other assets 14,892 18,704 Total assets 753,908$ 715,592$ Liabilities and Net Parent Investment Current liabilities Accounts payable 7,721$ 4,347$ Accrued liabilities 41,656 46,570 Short-term notes payable 1,662 2,936 Long-term debt, current 70,893 28,419 Income taxes payable - 52 Total current liabilities 121,932 82,324 Long-term debt, net of current 52,569 101,226 Long-term debt from related party 42,852 46,551 Lease liabilities 107,654 - Other long-term liabilities 56,523 73,520 Total liabilities 381,530 303,621 Commitments and contingencies (Note 9) Net parent investment 372,378 411,971 Total liabilities and net parent investment 753,908$ 715,592$

Radisson Hotel Group Americas Combined Statements of Operations and Comprehensive Loss Years Ended December 31, 2021 and 2020 The accompanying notes are an integral part of these combined financial statements. 4 (in USD thousands) 2021 2020 Revenue 197,137$ 155,388$ Costs and expenses Owned hotel operating 30,858 28,454 General and administrative 179,110 211,436 Depreciation and amortization 29,648 27,694 Total costs and expenses 239,616 267,584 Loss from operations (42,479) (112,196) Other (expense) income Interest expense, net (8,843) (10,646) Other income - 493 Total other expense, net (8,843) (10,153) Loss before taxes (51,322) (122,349) Income tax expense (599) (50,680) Net loss and total comprehensive loss (51,921)$ (173,029)$

Radisson Hotel Group Americas Combined Statements of Changes in Net Parent Investment Years Ended December 31, 2021 and 2020 The accompanying notes are an integral part of these combined financial statements. 5 Total Net Parent (in USD thousands) Investment Balance at December 31, 2019 563,575$ Net loss (173,029) Net investment from parent 21,425 Balances at December 31, 2020 411,971 Net loss (51,921) Net investment from parent 12,328 Balances at December 31, 2021 372,378$

Radisson Hotel Group Americas Combined Statements of Cash Flows Years Ended December 31, 2021 and 2020 The accompanying notes are an integral part of these combined financial statements. 6 (in USD thousands) 2021 2020 Cash flows from operating activities Net loss (51,921)$ (173,029)$ Noncash items included in net loss Depreciation and amortization 34,688 28,114 Deferred income taxes - 50,441 Provision for doubtful accounts 566 13,010 Guest loyalty program liability 399 (3,795) Deferred rent - 1,832 Loss on guarantee - 13,238 Other (2,847) 4,133 Changes in operating assets and liabilities Receivables (3,396) 1,952 Receivables from related party, net 14,802 61,319 Prepaid expenses and other 1,289 5,249 Accounts payable 3,374 (7,365) Accrued liabilities (2,098) (13,083) Income taxes (280) (482) Other long-term liabilities (4,340) (2,442) Net cash used in operating activities (9,764) (20,908) Cash flows from investing activities Purchases of property and equipment (1,225) (718) Development of capitalized software (867) (92) Collections of notes receivable 13,643 - Collections of notes receivable from a related party 50,000 110,000 Issuances of notes receivable (18,595) (16,988) Other (239) (244) Net cash provided by investing activities 42,717 91,958 Cash flows from financing activities Borrowings on long-term debt from related party - 22,495 Proceeds from long-term debt 53,500 60,885 Payments on long-term debt (60,370) (31,995) Payments for debt issuance costs (1,692) - Proceeds from notes payable - 2,936 Payments on notes payable (67) - Change in net parent investment 12,328 (9,419) Net cash provided by financing activities 3,699 44,902 Increase in cash, cash equivalents and restricted cash 36,652 115,952 Cash, cash equivalents and restricted cash Beginning of year 162,593 46,641 End of year 199,245$ 162,593$ Supplemental disclosure of cash flow information Cash payments during the year for Interest, net of amounts capitalized 11,643$ 12,841$ Income taxes 476 759 Noncash investing and financing activities Notes receivable from related party (Note 13) -$ 160,000$ Noncash investment from parent - 30,844 Forgiveness of paycheck protection program loan (Note 7) (533) - Forgiveness of note receivable (Note 7) 533 - Obtaining a right-of-use asset in exchange for lease liability 6,891 - Unpaid purchases of property, equipment, and capitalized software included in accounts payable and accrued liabilities 2,262 -

Radisson Hotel Group Americas Notes to Combined Financial Statements December 31, 2021 and 2020 (in thousands) 7 1. Organization, Business, and Significant Accounting Policies Organization and Business Aplite Holding AB (“Aplite”) wholly owns Radisson Hospitality Belgium SRL/BV (“BRUZT”) and Radisson Holdings, Inc. (“Radisson Holdings”). Radisson Holdings wholly owns Radisson Hospitality, Inc. (“RHI”). Radisson Americas, a component of RHI, represents all assets, liabilities and operations of RHI in the United States, Canada, Latin America and the Caribbean (“Americas”). Radisson Americas owns, leases, operates, or franchises hotels under the Radisson Collection®, Radisson Blu®, Radisson®, Radisson RED®, Radisson Individuals®, Park Plaza®, Park Inn® by Radisson, Country Inns & Suites By Radisson®, and Radisson Inn & Suites SM names in the Americas. Included in these financial statements are the combined financial statements of Radisson Americas, inclusive of the Americas trademarks that are owned by BRUZT, collectively referred to as “Radisson Hotel Group Americas” or the “Company”. The accompanying carve-out combined financial statements present the combined financial position, results of operations, and cash flows of Radisson Hotel Group Americas as of December 31, 2021 and 2020 and for the years then ended. On June 13, 2022, Radisson Holdings entered into a definitive agreement with Choice Hotels International, Inc. to sell Radisson Hotel Group Americas, which includes the franchise business, operations and trademarks, for an aggregate purchase price of $675,186. These combined financial statements have been prepared in the context of this transaction. COVID-19 Impact Beginning in 2020, COVID-19 has had a material negative impact on the Company’s business and financial results, and such impact could continue for an unknown period of time. COVID-19 has been and continues to be a complex and evolving situation, with governments, public institutions and other organizations imposing or recommending, and businesses and individuals implementing, at various times and to varying degrees, restrictions on various activities or other actions to combat its spread. Improved performance in 2021 over 2020 is positive evidence that the impacts of the pandemic are lessening, however, future operational and financial performance will depend on future developments, including the continued duration and scope of COVID-19; the availability, effectiveness and acceptance of vaccines and treatment and COVID-19’s impact on regional economic activity. The Company’s available cash balance and cash inflows from operations are sufficient to fund the near and long term working capital, investment, and debt service needs of the Company. However, due to the rapidly evolving and uncertain nature of market conditions caused by the COVID-19 pandemic, it is difficult to assess or predict how material the impact will be and what long-term effects the outbreak may have as of the date of financial statement issuance.

Radisson Hotel Group Americas Notes to Combined Financial Statements December 31, 2021 and 2020 (in thousands) 8 Basis of Presentation The combined financial statements of Radisson Hotel Group Americas were derived from the combined financial statements of Radisson Americas and were prepared on a stand-alone basis in accordance with generally accepted accounting principles in the United States of Americas (“GAAP”). These combined financial statements include the accounts of Radisson Americas related to the Americas operations, all wholly-owned subsidiaries where Radisson Americas exhibits control, all equity method investments and the Americas trademarks. The Americas trademarks included in these combined financial statements reflect Aplite’s historical accounting basis. All assets, liabilities and operations directly attributable to the entities outside of Radisson Hotel Group Americas have been removed. The results of operations include revenues and costs for royalty, marketing and hotel reservation fees charged to related parties for services performed by the Company, as well as costs for certain functions performed by Aplite that were directly charged to Radisson Americas based on specific identification when possible or a reasonable allocation method. These related party cost allocations have been included if cash settled during 2020 or 2021 and have been excluded if not cash settled during these periods. The combined balance sheets include receivables from a related party that are expected to be cash settled (See Note 13). These combined financial statements may not be indicative of Radisson Hotel Group Americas’ future performance and do not necessarily reflect what the financial position, results of operations and cash flows would have been had it operated as an independent company during the periods presented. All intercompany accounts and transactions within the Company’s combined financial statements have been eliminated. Any transactions between the Company and RHI are considered to be effectively settled at the time the transaction is recorded and the total effect of settlement of these transactions is reflected in the net change in parent investment in the combined balance sheets and combined statements of cash flows. The Radisson Americas' operations are included in the consolidated U.S. federal and certain state, local and foreign income tax returns filed by RHI. Income tax expense and other income tax-related information contained in these combined financial statements are presented following the separate return methodology as if Radisson Americas filed its own income tax returns. The Radisson Americas' income tax results as presented in the combined financial statements may not be reflective of the results that the Radisson Americas business would generate in the future. In jurisdictions where the Radisson Americas business has been included in income tax returns filed by RHI, any income taxes payable resulting from the related income tax provision has been reflected within net parent investment on the combined balance sheets. Use of Estimates The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the combined financial statements, the reported amounts of revenue and expense during the reporting period, and disclosure of assets and liabilities. Accounts affected by significant estimates include asset impairments, loyalty point redemption reserves, allowance for doubtful accounts, expected useful lives of intangible assets, and realizability of deferred tax assets. Actual results could differ from those estimates. Cash and Equivalents Cash and equivalents are highly liquid investments that have an original maturity of three months or less and also includes amounts receivable from credit card companies. The fair value of cash equivalents approximates their carrying value because of the short maturity of the instruments.

Radisson Hotel Group Americas Notes to Combined Financial Statements December 31, 2021 and 2020 (in thousands) 9 The Company maintains cash deposits which at times may exceed federally insured limits. The Company assesses the financial institutions and believes the risk of loss is minimal. Restricted Cash Restricted cash consists of cash held on deposit at financial institutions under the terms of certain contractual arrangements. As of December 31, 2021, and 2020 restricted cash amounts are $11,420 and $8,513 of which $7,421 and $8,170 respectively, are included in other assets in the combined balance sheets. $4,000, and $342, respectively, are included in prepaid expenses and other in the combined balance sheets. 2021 2020 Cash and equivalents 187,825$ 154,080$ Long-term restricted cash 7,420 8,171 Short-term restricted cash 4,000 342 Total restricted cash 11,420$ 8,513$ Cash and equivalents and restricted cash 199,245$ 162,593$ Accounts Receivable, Net Accounts receivable, net is recorded at original invoice amount less estimated allowances for doubtful accounts. Concentrations of credit risk with respect to trade receivables are limited due to the number of customers. The Company performs initial credit evaluations of its customers and maintains allowances for potential credit losses. The Company generally does not require collateral or other security for receivables and determines the allowance for doubtful accounts based on historical experience, current payment patterns, future obligations, and the Company’s assessment of the ability to pay outstanding balances. The primary indicator of credit quality is delinquency, which is considered to be a receivable balance greater than 60 days past due. Accounts receivable are written off when deemed uncollectible and recoveries of receivables previously written off are recorded when received. During the years ended December 31, 2021 and 2020, the Company recorded provisions for allowances on accounts receivable of $566 and $13,010 in general and administrative expenses in the combined statements of operations. During the years ended December 31, 2021 and 2020, the Company recorded write-offs, net of recoveries, through the accounts receivable allowance of $2,474 and $393, respectively. Property, Equipment, and Improvements, Net Property, equipment, and improvements consist of land, buildings, furniture, fixtures, and capitalized software, which are stated at cost and are depreciated over their estimated useful lives, principally using the straight-line method for financial reporting purposes and accelerated methods for tax purposes. Major renovations and replacements incurred during construction are capitalized. Costs for computer software developed for internal use are capitalized during the application development stage and amortized using the straight-line method over the estimated useful lives of the software. Repairs and maintenance costs are expensed as incurred. Depreciation of leasehold improvements is based upon the lesser of the applicable lease term, or the estimated useful lives of such assets, using the straight-line method. Capitalized interest is recorded in connection with the development of new hotels and is amortized over the estimated useful life of the related asset. A summary of the ranges of estimated useful lives from original place in service date for depreciation and amortization purposes are as follows:

Radisson Hotel Group Americas Notes to Combined Financial Statements December 31, 2021 and 2020 (in thousands) 10 Computer equipment and software 3 years Buildings and leasehold improvements 3–35 years Furniture, fixtures, vehicles and equipment 3–10 years Intangible Assets, Net Intangible assets represent the fair value of identifiable intangible assets acquired in business combinations or the purchase of a specific asset group. The identifiable intangible assets primarily consist of trademarks, which are amortized. The estimated useful life of an identifiable intangible asset with a finite life is based on a number of factors, including the effects of demand, competition, contractual relationships, and other business factors. The useful life of identifiable intangible assets ranges from eleven years to 26 years. The amortization method reflects an appropriate allocation of the costs of the intangible assets to earnings in proportion to the amount of economic benefits obtained by the Company in each reporting period. Impairment of Long-Lived Assets Long-lived assets consist of property, equipment and intangibles. The Company evaluates whether current facts or circumstances indicate that the carrying value of long-lived assets to be held and used may not be recoverable. Factors that the Company considers in deciding when to perform an impairment review include significant underperformance of the business in relation to expectations, significant negative industry or economic trends, and significant changes or planned changes in the use of the assets. If such circumstances are determined to exist, an estimate of undiscounted future cash flows produced by the long-lived asset, or the appropriate grouping of assets, is compared to the carrying value to determine whether impairment exists. The excess carrying value over the fair value results in recording an impairment charge. During June 2020, management determined a triggering event existed for certain property and trademarks due to the impacts of the COVID-19 pandemic on the Company (See Note 1). In 2021, management determined a triggering event existed for certain property due to the continuing impacts of the COVID-19 pandemic. Expected undiscounted cash flows of long-lived assets were assessed against carrying value of the asset group to determine if there was an impairment. Based upon the analysis performed, the expected undiscounted cash flows exceeded the carrying value. No impairment was recorded during 2020 or 2021. Long-Term Notes Receivable The Company provides financing in the form of notes receivable to franchisees to support the development and renovation of properties in selected markets. Development notes are generally forgiven and are amortized over their life, typically 20 years. Amortization is recorded against revenue in the combined statements of operations and was $1,105 and $544 for the years ended December 31, 2021 and 2020, respectively. Investments in Uncombined Affiliates Investments in which we have the ability to exercise significant influence, but do not control, are accounted for under the equity method of accounting and are included in investments in uncombined affiliates on the combined balance sheet. Under this method of accounting, the Company's share of the net earnings or losses of the investee is included in other income (expense), net on the combined statement of operations since the activities of the investee are closely aligned with the operations of the Company. The Company evaluates its equity method investments whenever events or changes in circumstance indicate that the carrying amounts of such investments may be impaired. If a decline in the

Radisson Hotel Group Americas Notes to Combined Financial Statements December 31, 2021 and 2020 (in thousands) 11 value of an equity method investment is determined to be other than temporary, a loss is recorded in earnings in the current period. Loyalty Program Radisson Rewards AmericasSM, the Company’s frequent guest loyalty program, allows participating members to earn points based on spending at the Company’s owned, franchised, leased, and managed properties and through participation in affiliated partners’ programs. Members of the program include those members that reside in the Americas. The Company accumulates and tracks points on the members’ behalf which may be redeemed for free accommodations or other benefits. The Company collects a percentage of members’ gross room revenue for completed stays from franchisees to operate the program and reimburses franchisees or third parties when the points are redeemed in accordance with the franchise or vendor agreement. The Company determines the value of the loyalty program obligation using statistical formulas that project the timing of future point redemptions and include an estimate for points that are expected to be forfeited (“breakage”). Loyalty points are typically redeemed within three years of issuance. These significant judgments determine the required point liability attributable to outstanding points, which is relieved as redemption costs are processed. Anticipated point redemption patterns are the basis for current and noncurrent designation of each liability. Consideration received from hotels when members earn points is deferred until the member redeems the points. Loyalty program fees in excess of the loyalty and award programs liability represents current and noncurrent deferred revenue, which is recognized as points are redeemed. The current portion of the estimated value of future redemptions is included in accrued liabilities and the long-term portion is included in other long-term liabilities on the balance sheets. Revenue Recognition Revenues are primarily derived from franchise agreements with third-party hotel owners. Agreements typically have an initial term of 20 years and provide a license to use the Company’s registered brand trade names and trademarks, reservation systems and marketing and other related services. The majority of the Company’s performance obligations are a series of distinct services for which the Company receives variable consideration. One-time fees assessed to franchisees and commissions paid to developers related to executing, transferring, and renewing license agreements are recognized over the course of the initial term of the franchise or management agreement. Franchise agreements are comprised of multiple performance obligations. Primary performance obligations are as follows: Intellectual property and services: License that grants rights to access the Company’s intellectual property associated with registered brand trade names and trademarks, reservation systems and marketing and other related services. Radisson Rewards AmericasSM: Rights to discounted or free goods or services to hotel guests, primarily consists of the points issued under the Company’s frequent guest loyalty program. Fee revenue generated from the Company’s intellectual property, services and reservation system are recognized in revenue over time as hotel owners pay for access to the services over the life of the franchise agreement, typically 20 years. Continuing franchise and reservation fees are generally determined as a percentage of franchisee gross room revenue and are recognized in the period earned.

Radisson Hotel Group Americas Notes to Combined Financial Statements December 31, 2021 and 2020 (in thousands) 12 Franchise agreements require the payment of marketing fees. The Company is obligated to use these fees to provide marketing services such as advertising, promotions, public relations and other services to support the operation of the overall franchise system. Marketing expenses are incurred to facilitate the delivery of these services and include direct costs and allocation of indirect costs for administration of these services. Marketing expenses are recognized as services are incurred or goods are received and may not equal marketing revenues in a specific period but are expected to equal revenues earned from franchisees over time. The Company’s franchise agreements provide the Company the right to advance funds to the franchise system when the needs of the system surpass the funds currently available and also recover such advances in future periods through additional fee assessments or reduced spending. Points issued in the Radisson Rewards AmericasSM program represent a performance obligation attributable to usage of the points and revenue is recognized at the point in time when members redeem their points for benefits. Transaction price is variable and determined when points are earned and the underlying gross room revenue is known. No loyalty program revenue is recognized at the time the points are earned. The Company’s loyalty program revenues and costs of redemption are presented net in revenue on the statement of operations as the Company acts as an agent in coordinating delivery of the services between the loyalty program member and the franchisee or third party. Management fees, which are generally determined as a percentage of total hotel sales and gross operating profit or cash flow, as defined in the respective management agreements, are recognized as services are performed. Management fees are performance obligations that are considered a series of distinct services. Cost reimbursements from managed and franchised properties in the United States primarily relate to payroll costs at managed properties where the Company is the employer. Since the reimbursements are made based upon the costs incurred with no added margin, these revenues and corresponding expenses have no effect on the Company’s operating income or net income. The Company owned four hotels at December 31, 2021 and 2020. As a hotel owner, the Company has performance obligations to provide accommodations to hotel guests and in return earns a nightly fee for an agreed upon period that is generally payable at the time the hotel guest checks out of the hotel. The Company typically satisfies the performance obligations over the length of the stay and recognizes the revenue on a daily basis, as the hotel rooms are occupied and services are rendered. Proceeds from the sale of hotel rooms, food, and beverage at Company owned hotels are recognized in the period earned. Fees based on the occurrence of a designated transaction or event are recognized in the period the transaction or event occurred. Customer deposits consist primarily of payments received in advance of hotel customer stays and are recognized as revenue when the stay occurs, typically within 12 months. Sales Taxes The Company presents taxes collected from customers and remitted to governmental authorities on a net basis and, therefore, they are excluded from revenues in the combined financial statements. Comprehensive Loss Comprehensive loss includes net loss as well as other changes in net parent investment that result from transactions and economic events other than those with the parent. There was no difference between net loss and comprehensive loss at December 31, 2021 and 2020.

Radisson Hotel Group Americas Notes to Combined Financial Statements December 31, 2021 and 2020 (in thousands) 13 Guarantees The Company has entered into agreements that contain certain guarantees. At the time a guarantee is issued, the Company recognizes an initial liability for the fair value of the obligations it assumes under the guarantee. The fair value is assessed at each reporting period, and the Company discloses that information in its financial statements. Leases The Company leases facilities and land. Lease agreements are evaluated for classification as operating or financing upon lease commencement. The lease terms generally range from one to 99 years. The Company either terminates or renews the agreement upon lease expiration. If an option is deemed reasonably certain, the option is included in the initial calculation and measurement of the lease. Operating leases are included in right of use assets, accrued liabilities and other long-term liabilities on the balance sheets. Upon the adoption of Accounting Standards Codification 842, Leases (“ASC 842”) on January 1, 2021 lease liabilities and assets are presented as the present value of the fixed lease payments using the Company’s incremental borrowing rate. Any variable lease payments tied to performance, use or an index are expensed as incurred. Most lease contracts contain obligations for services provided by the vendor, such as maintenance or operational. These amounts are not considered lease components and are accounted for separately from the leased asset. Operating lease costs are recorded on a straight-line basis over the lease term and are included within operating expenses. (See Note 10.) Prior to the adoption of ASC 842, at the inception of each lease, the Company performed an evaluation to determine whether the lease is an operating or capital lease. For operating leases, the Company recognized rent expense on a straight-line basis over the lease term. The lease term used for straight-line rent expense is calculated from the date the Company took control of the leased premises through the end of the lease term. Differences between the amount paid and amounts expensed were recorded as deferred rent. Certain leases contained provisions that required additional rental payments based upon the greater of an annual base rent amount or sales volume (“contingent rent”). Contingent rentals were accrued each period as the liabilities were incurred. The Company’s operating leases generally had fixed terms ranging from one to 99 years. Leased property meeting capital lease criteria was capitalized and the present value of the related lease payments was recorded as a liability. The present values of the minimum lease payments were calculated utilizing the lower of the Company’s incremental borrowing rate or the lessor’s interest rate implicit in the lease, if known by the Company. Amortization expense of capitalized leased assets was recognized using the straight-line method over either the shorter of the estimated useful life of the asset or the lease term and is included was depreciation and amortization in the combined statements of operations. Advertising The Company’s advertising costs are charged to expense as incurred. Advertising expenses totaled $21,417 and $16,982 for the years ended December 31, 2021 and 2020, respectively, and are recorded in hotel operating for owned hotel properties and general and administrative for all other advertising costs in the combined statements of operations. Income Taxes Income tax expense in the accompanying combined statements of operations has been calculated using a separate return basis. Under this method, income taxes are allocated to each entity of the RHI by applying ASC 740, Income Taxes, to each entity as if it were a separate tax paying entity. Deferred tax

Radisson Hotel Group Americas Notes to Combined Financial Statements December 31, 2021 and 2020 (in thousands) 14 assets and liabilities are computed based on the difference between the financial statement and income tax basis of assets and liabilities using the enacted-tax rates in effect for the year in which differences are expected to reverse. Future tax benefits, such as return reserves, are recognized to the extent that realization of such benefits is considered to be more likely than not. Changes in deferred tax assets and liabilities are recorded in the provision for income taxes. The Company evaluates the realizability of its deferred tax assets and establishes a valuation allowance when it is more likely than not that all or a portion of the deferred tax assets will not be realized. Potential for recovery of deferred tax assets is evaluated by estimating the future taxable profits expected, scheduling of anticipated reversals of taxable temporary differences, and considering prudent and feasible tax planning strategies. The Company utilizes a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount which is more than 50% likely of being realized upon ultimate settlement. The Company considers many factors when evaluating and estimating tax positions and tax benefits, which may require periodic adjustments, and which may not accurately forecast actual outcomes. If applicable, interest and penalties related to unrecognized tax benefits are included in the provision for income taxes. There was no material interest or penalties included in these statements for any of the years presented. Fair Value Measurement The Company determines the fair market values of its financial assets and liabilities, as well as nonfinancial assets and liabilities that are recognized or disclosed at fair value on a recurring basis, based on the fair value hierarchy established in U.S. GAAP. The Company measures its financial assets and liabilities using inputs from the following three levels of the fair value hierarchy. The three levels are as follows: Level 1 Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. Level 2 Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (i.e., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs). Level 3 Inputs include unobservable inputs that reflect the Company’s assumptions about the assumptions that market participants would use in pricing the asset or liability. The Company develops these inputs based on the best information available. Cash and equivalents, accounts receivable, notes receivable, accounts payable and accrued liabilities approximate fair due to short term maturities. The Company measures certain assets, including its investment in affiliate, property, plant and equipment and intangible assets, at fair value on a nonrecurring basis when they are deemed to be other than temporarily impaired. The fair values of these assets are determined based on valuation techniques using the best information available, and may include quoted market prices, market comparable, and discounted cash flow projections.

Radisson Hotel Group Americas Notes to Combined Financial Statements December 31, 2021 and 2020 (in thousands) 15 The estimated fair value of the Company’s intangible assets as of December 31, 2021 and 2020 was $262,645 and $283,554, respectively, which is based on a future projected cash flow model and considered a Level 3 fair value measurement. The estimated fair value of the Company’s long-term debt as of December 31, 2021 and 2020 was $166,314 and $176,196, respectively, which is based on quoted market prices in active markets for similar liabilities and is considered a Level 2 fair value measurement Foreign Currency The Company recognizes gains and losses associated with transactions with customers and vendors that are denominated in a currency other than its functional currency. Gains and losses from foreign currency transactions are included in operations and represent a net gain (loss) of $3,674, and $(3,774) in 2021 and 2020, respectively, and are recorded in general and administrative in the combined statements of operations. Start-Up Costs and Preopening Expenses Expenditures related to opening new hotels, distinct from franchise agreements, are recognized over the life of the pre-opening agreement. Adopted Accounting Standards In February 2016, the FASB issued guidance, ASC 842, which replaces the existing guidance for leases. The new standard establishes a right-of-use (ROU) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The guidance is effective for fiscal years beginning after December 15, 2021, for nonpublic entities, however, early adoption is permitted. The Company elected prospective application. The Company has adopted this standard as of January 1, 2021. The Company elected to implement the transition package of practical expedients permitted within the new standard, with the exception of the practical expedient which allows companies to combine lease and non-lease components when accounting for a lease. These practical expedients among other things, allow us to carryforward the historical lease classification. In addition, we elected the hindsight practical expedient to determine the lease term for existing leases. Adoption of the standard resulted in the recording of right of use assets and lease liabilities of approximately $84,302 and $101,849 as presented on the combined balance sheet. The beginning right of use asset is smaller than the beginning lease liability, due to the cash rent escalations under the Company’s 99-year ground lease for one of its owned hotels. The difference of $17,547 in straight-line rent expense versus cash paid for rent that had accrued since the inception of the lease was recorded as a reduction of the right of use asset upon adoption of the accounting standard. In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes (“ASU 2019-12”). ASU 2019-12 enhances and simplifies various aspects of the income tax accounting guidance in ASC 740, Income Taxes. The Company adopted ASU 2019-12 as of January 1, 2021. The adoption did not have a material impact to the Company’s combined financial statements. Recently Issued Accounting Standards In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326) and issued subsequent amendments to the initial guidance at various points thereafter (“Topic 326”), which will require the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Topic 326 requires enhanced disclosures, including qualitative and quantitative requirements, to provide insight to significant estimates and judgments used in estimating credit losses and the amounts recorded in the financial statements. The guidance is effective for annual reporting periods beginning after December 15, 2022 and interim periods within those fiscal years. Topic 326 requires the use of the modified retrospective approach for adoption. The Company is currently assessing the potential impact that Topic

Radisson Hotel Group Americas Notes to Combined Financial Statements December 31, 2021 and 2020 (in thousands) 16 326 will have on its combined balance sheets, statements of income, and disclosures, including the processes to evaluate allowances for trade and notes receivables. In March 2022, the FASB issued ASU 2022-02, Financial Instruments - Credit Losses (“ASU 2022-02”). ASU 2022-02 eliminates the recognition and measurement guidance on troubled debt restructuring for creditors that have adopted ASU 2016-13, Financial Instruments - Credit Losses (Topic 326) (“Topic 326”), requires enhanced disclosures about loan modifications for borrowers experiencing financial difficulty, and includes new guidance on current-period gross write-offs presentation. The guidance is effective for annual reporting periods beginning after December 15, 2022 and interim periods within those fiscal years. Early adoption is permitted. The Company is currently assessing the potential impact that ASU 2022-02 will have on the combined financial statements and disclosures. 2. Revenues From Contracts With Customers Contract Liabilities Contract liabilities relate to advance consideration received, customer deposits and amounts received when Radisson Rewards Americas points are earned but for which revenue is not yet recognized since the related points have not been redeemed. Advance consideration is received as initial franchise and relicensing fees when a franchise agreement is executed and is considered to be part of the intellectual property and services performance obligation. Significant changes in the contract liabilities balances during 2021 and 2020 are as follows: Balance at December 31, 2019 51,738$ Increases to the contract liability due to cash received 11,305 Revenue recognized in the period (16,600) Balance at December 31, 2020 46,443 Increases to the contract liability due to cash received 16,162 Revenue recognized in the period (16,040) Balance at December 31, 2021 46,565$ Performance Obligations As of December 31, 2021 and 2020, the Company had $28,539 and $28,140, respectively, of deferred revenues related to unsatisfied performance obligations related to Radisson Rewards Americas. Capitalized Franchise Agreement Costs Sales commissions earned by Company personnel upon execution of a franchise agreement (“franchise sales commissions”) meet the requirement to be capitalized as an incremental cost of obtaining a contract with a customer. Capitalized franchise sales commissions are amortized on a straight-line basis over the estimated benefit period of the arrangement. The estimated benefit period is the Company’s estimate of the duration a hotel will remain with the Radisson system. Capitalized franchise sales commissions were $457 and $448 within prepaid and other assets, respectively, and $5,764 and $5,566 within other assets as of December 31, 2021 and 2020, respectively. Amortization expense for the years ended December 31, 2021 and 2020 were $815 and $907, respectively, and are recorded within general and administrative expenses.

Radisson Hotel Group Americas Notes to Combined Financial Statements December 31, 2021 and 2020 (in thousands) 17 Disaggregated Revenue The following table presents our revenues by over time and point in time recognition: Over Time Point in Time Total Royalty fees 41,774$ -$ 41,774$ Initial franchise and relicensing fees 1,118 1,429 2,547 Procurement services 2,590 - 2,590 Marketing and reservation system 53,548 - 53,548 Owned hotels 58,745 6,042 64,787 Other fees to franchisees 28,028 3,863 31,891 185,803$ 11,334$ 197,137$ Over Time Point in Time Total Royalty fees 27,939$ -$ 27,939$ Initial franchise and relicensing fees 1,394 1,197 2,591 Procurement services 2,118 - 2,118 Marketing and reservation system 40,059 - 40,059 Owned hotels 44,488 4,859 49,347 Other fees to franchisees 27,240 6,094 33,334 143,238$ 12,150$ 155,388$ Year Ended December 31, 2021 Year Ended December 31, 2020 Other fees to franchisees primarily include fees for various services or tools that the Company provides to its franchisees and are recognized in revenue over time as hotel owners pay for access to the services over the life of the franchise agreement. It also includes termination fees and annual business conference attendance fees, which are recognized upon completion of our performance obligation. 3. Prepaid Expenses and Other Current Assets Prepaid expenses and other current assets at December 31, 2021 and 2020, consists of the following: 2021 2020 Prepaid expenses 6,808$ 6,715$ Current notes receivable 5,811 2,869 Current restricted cash 4,000 342 Capitalized franchise agreement costs 457 448 Other current assets 1,694 2,120 18,770$ 12,494$

Radisson Hotel Group Americas Notes to Combined Financial Statements December 31, 2021 and 2020 (in thousands) 18 4. Property, Equipment, and Improvements, Net Property, equipment, and improvements, net at December 31, 2021 and 2020, consists of the following: 2021 2020 Land 7,316$ 7,316$ Buildings 154,717 154,669 Furniture, fixtures, and equipment 57,518 57,385 Capitalized software 71,954 71,419 Construction in progress 4,084 693 Total property, equipment, and improvements 295,589 291,482 Less: Accumulated depreciation and amortization (175,962) (167,249) Property, equipment, and improvements, net 119,627$ 124,233$ Depreciation and amortization expense for 2021 and 2020 was $8,733 and $10,070, respectively, and is included in depreciation and amortization in the combined statements of operations. 5. Intangible Assets, Net Amortizable intangible assets at December 31, 2021 and 2020, consists of the following: Gross Net Carrying Accumulated Carrying Amount Amortization Amount December 31, 2021 Trademarks 320,299$ (58,138)$ 262,161$ Other 1,317 (833) 484 321,616$ (58,971)$ 262,645$ December 31, 2020 Trademarks 320,299$ (37,328)$ 282,971$ Other 1,317 (734) 583 321,616$ (38,062)$ 283,554$

Radisson Hotel Group Americas Notes to Combined Financial Statements December 31, 2021 and 2020 (in thousands) 19 Amortization expense was $20,915 and $17,230 for 2021 and 2020, respectively, and is included in depreciation and amortization in the combined statements of operations. Future estimated amortization expense for amortizable intangible assets for each of the next five years is as follows: 2022 27,180$ 2023 31,287 2024 23,291 2025 21,523 2026 19,797 6. Accrued Liabilities Accrued liabilities at December 31, 2021 and 2020, consists of the following: 2021 2020 Loyalty and award programs 7,377$ 12,455$ Accrued guarantee payments (Note 9) - 13,238 Payroll 15,032 5,966 Corporate vendor accruals 7,167 5,262 Marketing and sales accruals 3,307 1,223 Customer deposits 1,317 1,380 Owned hotel accruals 1,237 290 Deferred initial fees 1,190 1,221 Other 5,029 5,535 41,656$ 46,570$

Radisson Hotel Group Americas Notes to Combined Financial Statements December 31, 2021 and 2020 (in thousands) 20 7. Long-Term Debt At December 31, 2021 and 2020, long-term debt consists of the following: 2021 2020 Long-term debt, 1.99%, less deferred issuance costs of $119 at December 31, 2021 and 2020, due May 23, 2022 70,744$ 70,744$ Radisson Blu owned hotel mortgage notes collateralized by underlying assets, average debt obligations, 8.25%, less deferred issuance costs of $56 at - 27,223 December 31, 2020, installments through April 2021 Radisson Blu owned hotel mortgage notes collateralized by underlying assets, average debt obligations, 8.82%, less deferred issuance costs of $1,414 at December 31, 2020, installments through 2035 - 31,677 Radisson Blu owned hotel mortgage notes collateralized by underlying assets, average debt obligations, 6.00%, less deferred issuance costs of $1,525 at December 31, 2021, installments through 2024 51,975 - Radisson Red owned hotel debt, 3.40% at December 31, 2021, installments through 2024, due to related party 20,209 21,954 Payroll Protection Program Loan, unforgiven portion, 1.00% interest, installments through 2025 743 - Capitalized leases at December 31, 2021 paid in 2021 - 1 Long-term debt, 10.00% at December 31, 2021 due June 16, 2025 to a related party 22,643 24,597 Total long-term debt 166,314 176,196 Less: Current maturities 70,893 28,419 Total long-term debt - noncurrent portion 95,421$ 147,777$ On May 24, 2019, the Company entered into a new line of credit agreement (“Credit Agreement”) with a third-party lending institution with the ability to borrow up to $75,000. The line of credit, which matured on May 23, 2022, bears a variable interest rate of LIBOR plus 1.75%. As of December 31, 2021, the actual interest rate was 1.99% and $70,863 is outstanding. The Company had $4,137 available under the facility at December 31, 2021. There were no issued and outstanding letters of credit at December 31, 2021. The Credit Agreement includes certain financial and nonfinancial covenants including a material adverse effect clause. At March 31, 2020 the Company was in violation of the minimum leverage ratio covenant required by the Credit Agreement. As a result, the Company executed an amendment to its outstanding Credit Agreement on October 21, 2020 which was accounted for as a debt modification. The amendment removes the otherwise violated covenant bringing the Company into compliance retroactively at March 31, 2020, thereby eliminating the lender’s ability to call the debt obligations current at March 31, 2020 as a result of noncompliance with the minimum leverage ratio. The amendment also removed the

Radisson Hotel Group Americas Notes to Combined Financial Statements December 31, 2021 and 2020 (in thousands) 21 minimum coverage ratio from the financial covenants. The amendment added a new minimum liquidity covenant of $30,000 in available cash and a requirement for JinJiang International Holdings Co Ltd, the Company’s indirect parent, to maintain an irrevocable standby letter of credit in the amount of $75,000 as collateral for the debt. The Company is in compliance with all financial covenants as of December 31, 2021. On January 12, 2021, the Company entered into an agreement with JinJiang International Holdings Co., Ltd. to pledge its owned Country Inn & Suites Bloomington, MN property as collateral related to the irrevocable standby letter of credit, which will be released when the standby letter of credit for the credit facility is no longer needed. On October 11, 2019, Radisson RED Minneapolis entered into a debt agreement with AB, a related party. The principal amount of the loan is €17,850 and the interest rate is 3.4% per annum. During 2021 and 2020, respectively, foreign currency transaction gain (loss) of $1,744 and ($1,959) was included in general and administrative costs on the combined statements of operation as a result of converting the loan to USD. The equivalent amount of the loan outstanding in US Dollars is $20,209 as of December 31, 2021. The loan matures October 11, 2024. On June 16, 2020, the Company entered into a debt agreement with AB, a related party. The principal amount of the loan is €20,000 and the interest rate is 10.0% per annum. During 2021 and 2020, respectively, foreign currency transaction gain (loss) of $1,954 and ($2,102) was included in general and administrative costs on the combined statements of operation as a result of converting the loan to US Dollars. The equivalent amount of the loan outstanding in USD is $22,643 as of December 31, 2021. The loan matures June 16, 2025. On July 30, 2021, the Company entered into a debt agreement with a new third-party lending institution for the Radisson Blu owned hotel. The principal amount of the loan is $53,500 and the interest rate is 6.0% per annum. Proceeds from the debt agreement were used to pay off the Radisson Blu mortgages that matured in 2021 and 2035. The new mortgage matures in 2024, and has two 1-year extension options at the Company’s election. Short-term notes payable of $1,811 and long-term debt of $743 in 2021 primarily represent loans taken out under the U.S. Small Business Administration’s Paycheck Protection Program. In 2021, $533 of the loans were forgiven by the Program, recorded in other income (expense) in the combined statements of operations. In conjunction with the forgiveness by the Program, the Company forgave its notes receivables of $533 to the managed hotels to which the loans related, recorded in other income (expense) in the combined statement of operations. All conditions of the remaining loan are being followed, and $1,662 was forgiven in 2022. The remaining balance will be payable in installments over 5 years, at an interest rate of 1.0% per annum. Debt issuance costs incurred in connection with long-term debt are amortized on a straight-line basis, which is not materially different than the effective interest method, through maturity. Amortization of these costs is included in interest expense in the combined statements of operations. The proceeds of the line of credit and the U.S. Small Business Administration’s Paycheck Protection Program notes and debt are generally expected to be used for general corporate purposes, including working capital, debt repayment, investments and other permitted uses set forth in the respective agreements. The proceeds of other debt agreements are expected to be used to finance the purchase of the related facilities.

Radisson Hotel Group Americas
Notes to Combined Financial Statements
December 31, 2021 and 2020

(in thousands)

As of December 31, 2021, future payments on short-term notes and long-term debt, net of unamortized debt issuance costs, are as follows:

Year Ending December 31,	Short-Term Notes	Long-Term Debt
2022	$ 1,662	$ 70,892
2023	-	149
2024	-	72,332
2025	-	22,792
2026	-	149
	$ 1,662	$ 166,314

8. Other Long-Term Liabilities

Other long-term liabilities at December 31, 2021 and 2020 consists of the following:

	2021	2020
Accrued ground rent	$ -	$ 17,179
Long-term incentive plan	1,889	1,938
Deferred gain on Brooklyn Center hotel	4,043	4,043
Deferred compensation liability	11,065	12,104
Deferred one time fees	15,734	16,084
Loyalty program liability	21,162	16,509
Other	2,630	5,663
	$ 56,523	$ 73,520

9. Commitments and Contingencies

Litigation Matters
The Company has been named as defendant in several lawsuits in the normal course of business. Management believes that the ultimate resolution of these matters will not have a material adverse effect on the Company's combined financial position, results of operations, or cash flows.

Guarantees
In April 2005 and amended June 2018, the Company entered into a long-term management arrangement to manage 9 hotel properties owned by Services Properties Trust ("SVC"). In conjunction with the management arrangement, the Company entered into a guarantee with SVC to fund any shortfalls in the payment of the SVC owner's priority stipulated in the management agreement up to a maximum amount of $46,000. Subsequent capital infusions under the agreement by SVC into the hotel properties increased the guarantee to $47,523. Payments under the guarantee of $13,238 and $29,501 were made in 2021 and 2020, making the cumulative guarantee payments under the agreement $47,523 and $34,285 through 2021 and 2020, respectively.

On November 1, 2021, an amended and restated management agreement was executed between the Company and SVC. The maximum guarantee under the agreement is $22,000. There are no potential

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Radisson Hotel Group Americas Notes to Combined Financial Statements December 31, 2021 and 2020 (in thousands) 23 guaranteed payments until January 2023 and future performance is expected to be sufficient to cover the terms of the agreement. Accordingly, no liability was recorded as of December 31, 2021 in accrued liabilities within the combined balance sheets. Commitments The Company’s franchise agreements require the payment of franchise fees, which include marketing and reservation system fees. In accordance with terms of our franchise agreements, the Company is obligated to use the marketing and reservation system revenues it collects from the current franchisees comprising its various hotel brands to provide marketing and reservation services appropriate to support the operation of the overall system. To the extent revenues collected exceed expenditures incurred, the Company has a commitment to the franchisee system to make expenditures in future years. Conversely, to the extent expenditures incurred exceed revenues collected, the Company has the contractual enforceable right to assess and collect such amounts. As of December 31, 2021 and 2020 the Company had either incurred all required expenditures, or incurred expenditures in excess of revenues collected and has no intent to enforce collection of any excess expenditure. 10. Leases The Company leases hotel properties and its corporate office. As of December 3, 2021, the Company had two operating leases, the two leases included the Company’s corporate office and a 99-year ground lease for one of its owned hotels. Upon the adoption of ASC 842, Leases, on January 1, 2021 at contract inception, the Company determines a lease exists when the following occurs: The contract explicitly or implicitly identifies an asset that the lessor does not have substantive rights to substitute. The Company obtains substantially all the economic benefits from the asset and directs the use and purpose of the asset. At December 31, 2021, the Company’s right of use assets and operating lease liabilities were $88,858 and $107,654, respectively. Operating lease cost was $4,251, and variable lease cost was $281, and is included in hotel operating for owned hotel properties and general and administrative for others, within the combined statements of operations for the year ended December 31, 2021. 2021 Weighted-average remaining lease term (in years) 50 Weighted-average discount rate 1.90%

Radisson Hotel Group Americas
Notes to Combined Financial Statements
December 31, 2021 and 2020

(in thousands)

		Operating Leases
Gross lease liabilities	$	277,435
Less: Imputed interest		(169,781)
Present value of lease liabilities		107,654
Plus: Current portion of lease liabilities		3,394
Total long-term lease liabilities	$	111,048

		2022		2023		2024		2025		2026		Thereafter
Future value of operating lease liabilities	$	(1,304)	$	2,094	$	2,133	$	2,173	$	2,214	$	270,125
Less: imputed interest		(2,090)		(2,116)		(2,114)		(2,112)		(2,109)		(159,240)
Present value of total lease liabilities	$	(3,394)	$	(22)	$	19	$	61	$	105	$	110,885

Revenue from subleases recognized in 2021 and 2020 was $397 and $388, respectively. The expected future sublease payments to be received from all fixed rent agreements at December 31, 2021, are as follows:

Due in one year or less	$	397
Due after one year through five years		1,612
	$	2,009

Prior to the adoption of ASC 842, the Company leased certain facilities, equipment and land under various lease agreements generally over periods of one to 100 years. Under most arrangements, the Company paid the property taxes, insurance, maintenance, and expenses related to the leased property. Many of the leases included provisions that enabled the Company to renew the lease based upon the fair values on the date of expiration of the initial lease. As of December 31, 2020, the Company had eight leases, all of which were operating leases. Total rental expense under operating leases was $6,644 for the year ended December 31, 2020.

11. Employee Benefit Plans

Defined Contribution Plans

The Company offers 401(k) savings and investment plans to eligible employees. The Company contributes funds to these plans up to a maximum percentage of each employee's annual investment.

The Company also provides a nonqualified deferred compensation plan to certain members of management. Participants have the option to receive disbursement in a lump sum or scheduled payments as employees or upon departure from the Company. Disbursements are paid from Company assets.

The expense related to the Company's defined contribution plans for the years ended December 31, 2021 and 2020, respectively, consist of the following and is included in hotel operating for owned hotel properties and general and administrative for all other in the combined statements of operations:

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Radisson Hotel Group Americas Notes to Combined Financial Statements December 31, 2021 and 2020 (in thousands) 25 2021 2020 401(k) savings and investment plans 894$ 870$ Deferred compensation 878 944 1,772$ 1,814$ Long-Term Incentive Compensation Plans The Company has granted certain key executives long-term incentive compensation awards from the Long-Term Incentive Compensation Plan (“LTIP”) to reward performance and promote the retention of key employees of the Company. Annually, the Board of Directors approves and updates the “LTIP. Under LTIP, awards issued to eligible executives vest over three years and provide a stated cash bonus that is paid out in equal installments over three years. The payout is contingent upon the award recipient being employed and is impacted by the achievement of EBITDA and net income goals for each year over the three year period. The LTIP awards are recorded in accrued liabilities and other long-term liabilities in the combined balance sheets to the extent that EBITDA and certain operating targets are determined to be probable of achievement. Once the awards are settled in cash, the associated accrual is reversed. The net expense recognized due to EBITDA and certain operating targets being considered probable as of December 31, 2021 and 2020, respectively, consists of the following and is included in general and administrative in the combined statements of operations: 2021 2020 LTIP 1,729$ 1,064$ The following table provides additional information regarding the long-term incentive compensation liabilities recorded in accrued liabilities and other long-term liabilities in the combined balance sheets as of December 31, 2021 and 2020: 2021 2020 Accrued liabilities 1,648$ 16$ Other long-term liabilities 1,889 1,938 3,537$ 1,954$

Radisson Hotel Group Americas Notes to Combined Financial Statements December 31, 2021 and 2020 (in thousands) 26 12. Taxes The income tax provision for the years ended December 31, 2021 and 2020, consists of the following: 2021 2020 Current Federal -$ -$ Foreign 455 - State and local 144 239 Deferred - 50,441 599$ 50,680$ Net deferred tax assets for the years ended December 31, 2021 and 2020 consists of the following: 2021 2020 Deferred tax assets Fixed assets 1,245$ 1,367$ Partnership interests 9,379 8,605 Deferred revenue 17,283 18,708 Employee benefits 7,995 7,893 Bad debt reserves 4,279 4,580 Interest limitation 1,539 562 Guaranteed payment - 3,225 Other 1,012 1,457 Capital loss carryforward 7,646 7,646 Net operating loss carryforward 56,679 40,240 Total gross deferred tax assets 107,057$ 94,283$ Less: valuation allowance (97,887) (85,618) Total gross deferred tax assets 9,170$ 8,665$ Deferred tax liabilities Intangible assets (3,244)$ (2,207)$ Loyalty program (3,108) (3,753) Prepaid expenses (2,818) (2,705) Total deferred tax liabilities (9,170)$ (8,665)$ Net deferred tax assets -$ -$ The Company has recorded a valuation allowance against its net deferred income tax assets of $97,887 and $85,618 as of December 31, 2021 and 2020 due to the uncertainty of realizing these net deferred tax assets. The increase in the valuation allowance from 2020 to 2021 primarily relates to net operating loss carryforwards. As of December 31, 2021 and 2020, the Company has federal net operating loss carryforwards totaling $236,111 and $167,622, respectively, which are available to offset future taxable income. The Company’s potential tax benefits from federal net operating losses may be limited due to change in

Radisson Hotel Group Americas Notes to Combined Financial Statements December 31, 2021 and 2020 (in thousands) 27 ownership from HNA Hotel Group (Hong King) Co, LTD and HNA Sweden Hospitality Management AB to Aplite. The Company has recorded a valuation allowance against these federal net operating losses of $49,584 and $35,199, respectively, as of December 31, 2021 and 2020 due to the uncertainty of realizing these carryforwards. The Company has approximately $7,095 and $5,041 of potential tax benefits from state net operating losses as of December 31, 2021 and 2020, respectively, which generally expire between 2024 and 2041. The Company has recorded a valuation allowance against these state net operating losses of $7,095 and $5,041 as of December 31, 2021 and 2020, respectively, due to the uncertainty of realizing these carryforwards. As of December 31, 2021 and 2020, the Company had potential tax benefits from foreign net operating loss carryforwards totaling $57 and $50, respectively, which are available to offset future taxable income. These foreign net operating losses generally do not expire. The Company has recorded a valuation allowance against these losses of $57 and $50 as of December 31, 2021 and 2020, respectively, due to the uncertainty of realizing these carryforwards as many foreign entities file separate returns. A reconciliation of income taxes computed at the federal statutory rate for 2021 and 2020, to the effective tax rate in the combined statements of operations is as follows: 2021 2020 Federal income taxes at statutory rate 21.0% 21.0 % State income taxes - less federal income tax benefit 2.8 1.7 Foreign income taxes (0.7) (1.7) Valuation allowance (24.2) (63.7) Permanent differences and other (0.1) 1.3 (1.2) % (41.4) % The comparability of the above rate reconciliation is significantly impacted by the recording of a valuation allowance on the net U.S. deferred tax assets in 2021 and 2020. The Company files income tax returns in the U.S. federal jurisdiction, and various state and foreign jurisdictions. The determination of annual income tax expense takes into consideration amounts which may be needed to cover exposures for open tax years. The Company closed its examination from the Internal Revenue Service (“IRS”) for its 2016 federal return during 2020 with no material changes. The Company’s 2017 federal return has closed due to the lapse of the statute of limitations. The Company’s federal income tax returns for 2018-2020 remain open to examination by the IRS. Various state and foreign income tax returns are currently under examination and other state and foreign returns remain open to examination. The Company does not expect the liabilities for unrecognized tax benefits to change by a significant amount during the next 12 months. 13. Related-Party Transactions Intellectual Property Transaction On October 21, 2020, Radisson Americas had executed an intellectual property sale agreement in exchange for a note receivable with Radisson Finance Co, LTD (“HK Finco”), a related party. This transaction has been excluded from the Company’s combined financial statements, except for the portions of the HK Finco notes which were cash settled in 2021 and 2020 of $50,000 and $110,000, respectively. The balance is reflected within short-term notes receivables from related party, net in the combined balance sheet for December 31, 2020.

Radisson Hotel Group Americas Notes to Combined Financial Statements December 31, 2021 and 2020 (in thousands) 28 Related Party Sales and Costs During the periods presented, certain related party transactions and related balances have been included in the Company’s combined financial statements as these have been historically cash settled. Radisson Americas historically charged Radisson Hospitality AB Sweden (“AB’), a related party, for various services, including marketing, administrative costs and reservation fees. Additionally, AB charged Radisson Americas for corporate functions incurred on their behalf. The Company allocated costs to Americas based on specific identification method. The total related party sales for the year ended December 31, 2021 and 2020 were $9,347 and $19,675, respectively and are included in revenue in the combined statements of operations and comprehensive loss. The total related party costs for the year ended December 31, 2021 and 2020 were $2,013 and $23,199, respectively and are included in general and administrative expenses in the combined statements of operations and comprehensive loss. The Company sets off current receivables from AB with current payables to AB, because the two companies intend to only settle net amounts due. As of December 31, 2021 and 2020, the Company had total net outstanding receivables from AB of $0 and $14,802 within receivables from a related party net. 14. Restructuring During 2021 and previous years, the Company has announced various different plans to restructure various parts of its operations in order to support the Company’s long-term growth plans. These changes will provide an operating structure that will support a more effective and efficient use of resources and provide a platform from which key strategic initiatives can progress despite changing economic conditions. The restructuring is expected to be completed in 2023. The Company has accumulated costs in connection with the restructuring of $7,764 and expects to incur an additional $1,999 in future periods. For the years ended December 31, 2021 and 2020, the Company incurred $3,084 and $4,680, which is reflected in general and administrative expense in the Company’s combined statements of operations and comprehensive loss. The liability for employee termination benefits was adjusted as of December 31, 2020 primarily due to differences in actual outplacement service costs as compared to estimates, which is reflected in the reconciliation as follows: Employee Termination Benefits Balance at December 31, 2019 1,074$ Charges 4,680 Cash payments (3,672) Accrual adjustments (87) Balance at December 31, 2020 1,995 Charges 3,084 Cash payments (3,080) Balance at December 31, 2021 1,999$ 15. Subsequent Events The Company has evaluated events occurring between the end of the most recent fiscal year and August 11, 2022, the date the financial statements were available to be issued.

Radisson Hotel Group Americas Notes to Combined Financial Statements December 31, 2021 and 2020 (in thousands) 29 The Credit Agreement was repaid on May 6, 2022, prior to its expiration on May 23, 2022. The repayment of $70,744, net of debt issuance costs, was paid out of available operating cash. The Company sold a facility on May 6, 2022 located in Omaha, Nebraska. The facility had been used primarily for operational support services and was sold for $5,500, with a $1,594 gain on sale recorded.